Exhibit 3.15

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/20/1998 981150054 — 2886085
CERTIFICATE OF INCORPORATION
OF
MFS ACQUISITION CORP.
1.	The name of the corporation is as follows:
MFS Acquisition Corp.
2.	This corporation shall have a perpetual existence.

3.	This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be organized under the Delaware General Corporation Law.

4.	The street address of the initial registered office of this corporation is:
Corporation Trust Center
1209 Orange Street
Wilmington, New Castle County, Delaware 19801
The name of the registered agent at such address is The Corporation Trust Company.

5.	The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock with a par value of $.01 per share.

6.	The Board of Directors is authorized to make, alter or repeal the bylaws of the corporation, but the stockholders of the corporation, by at least a two-thirds affirmative vote of the shares of the corporation entitled to vote thereon, may adopt, alter, amend or repeal bylaws adopted by either the stockholders or the Board of Directors.

7.	Election of directors need not be by ballot.

8.	Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as set forth in the applicable provisions of the Delaware General Corporation Law (currently, Section 145 thereof), as the same may be amended from time to time, the corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of such law, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (other than in an action, suit or proceeding brought by this corporation upon authorization of the Board of Directors) or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in their official capacity and as to action in any other capacity while an officer, director, employee or other agent. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section 8. Such expenses (including attorneys’ fees) incurred by other employees and agents shall also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal and other legal representatives of such a person. Except as otherwise provided above, an adjudication of liability shall not affect the right to indemnification for those indemnified.

9.	The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

10.	The name and mailing address of the incorporator is:
Charlotte Darling
Gunster, Yoakley, Valdes-Fauli & Stewart, P. A.
Phillips Point, Suite 500 East
777 South Flagler Drive
West Palm Beach, Florida 33401-6194
     I, the undersigned, being the incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of April 1998.

/s/ Charlotte Darling
Incorporator Charlotte Darling

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS
FILED 10:30 AM 07/06/1998 981260507 — 2886085
CERTIFICATE OF MERGER
OF
MFS NETWORK TECHNOLOGIES, INC.
INTO
MFS ACQUISITION CORP.
(UNDER SECTION 251 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE)
Each of MFS NETWORK TECHNOLOGIES, INC., a Delaware corporation, and MFS ACQUISITION, CORP., a Delaware corporation, hereby certify that:
(1)	The name and state of the incorporation of each of the constituent corporations are:
(a)	MFS Network Technologies, Inc., a Delaware corporation; and

(b)	MFS Acquisition Corp., a Delaware corporation.
(2)	An agreement of merger has been approved, adopted, certified, executed and acknowledged by MFS Network Technologies, Inc., a Delaware corporation, and by MFS Acquisition Corp., a Delaware corporation, in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

(3)	The effective date of the Merger shall be upon the filing of the Certificate of Merger.

(4)	The certificate of incorporation of MFS Acquisition Corp., which certificate shall be amended to change the name of the corporation to MFS Network Technologies, Inc. upon consummation of the merger, shall be the certificate of incorporation of the surviving corporation.

(5)	The name of the surviving corporation is MFS Acquisition Corp. which shall change its name to MFS Network Technologies, Inc.

(6)	The surviving corporation is a corporation of the State of Delaware.

(7)	The executed agreement of merger is on file at the principal place of business of MFS Acquisition Corp., 1601 Forum Place, Suite 1110, West Palm Beach, Florida 33401.

(8)	A copy of the agreement of merger will be furnished by MFS Acquisition Corp., a Delaware corporation, on request and without cost, to any stockholder of MFS Acquisition Corp., a Delaware corporation, or MFS Network Technologies, Inc., a Delaware corporation.

     IN WITNESS WHEREOF, each of MFS Network Technologies, Inc. and MFS Acquisition Corp., have caused this Certificate of Merger to be signed by its authorized officer as of the 30th day of June 1998.

MFS NETWORK TECHNOLOGIES, INC.
By:	/s/ John W. Sidgmore
	Name:	John W. Sidgmore
	Title:	Director

MFS ACQUISITION CORP.
By:	/s/ Gideon D. Taylor
	Name:	Gideon D. Taylor
	Title:	President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MFS NETWORK TECHNOLOGIES, INC.
(f/k/a MFS Acquisition Corp.)
(Pursuant to Section 242 of the Delaware General Corporation Law)
     MFS Network Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That the board of directors of the Corporation, by the unanimous written consent of its members, which consent has been filed with the records of the proceedings of the board of directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
     RESOLVED, the board of directors hereby approves the following amendment to the Certificate of Incorporation of the Corporation and recommends that such amendment be adopted by the sole shareholder of the Corporation and directs that such amendment be submitted to the sole shareholder of the Corporation for its approval in accordance with Section 228 of the General Corporation Law of Delaware:
     “That Article I of the Certificate of Incorporation of the Corporation shall be deleted in its entirety and the following substituted in lieu thereof:
ARTICLE I. The name of the corporation is Adesta Communications, Inc.”
     SECOND: That in lieu of a meeting and vote of the sole shareholder, the shareholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242, 141 and 228 of the General Corporation Law of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President, on the 19 day of January, 2000.

MFS NETWORK TECHNOLOGIES, INC. (now Adesta Communications, Inc.)
By:	/s/ Stacy V. Jenkins
Stacy V. Jenkins, President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:28 PM 01/31/2000 001047380 — 2886085

State of Delaware Secretary of State Division of Corporations Delivered 02:53 PM 07/01/2004 FILED 02:53 PM 07/01/2004 SRV 040489486 — 2886085 FILE
STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
This corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is Adesta Communications, Inc.

2.	Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington Zip Code 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE.

3.	The date of filing of the original Certificate of Incorporation in Delaware was April 20, 1998.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 29 day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1 day of March A.D. 2004, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Gene E. Arnold the last and acting authorized officer hereunto set his/her hand to this certificate this 29th day of June A.D. 2004.

By:	/s/ Gene E. Arnold
Authorized Officer
	Name:	Gene E. Arnold
Print or Type
	Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 11/13/2007 FILED 12:00 PM 11/13/2007 SRV 071217316 — 2886085 FILE
STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is Adesta Communications, Inc..

2.	Its registered office in the State of Delaware is located at CT Center 1209 Orange Street, City of Wilmington, 19801 County of New Castle the name of its registered agent is THE CORPORATION TRUST COMPANY.

3.	The date of filing of the original Certificate of Incorporation in Delaware was 4/20/1998.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 2006, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2006, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 6th day of November A.D. 2007.

By:	/s/ Gene E. Arnold
Authorized Officer
	Name:	Gene E. Arnold
Print or Type
	Title:	President